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                                                                   EXHIBIT 10.41



                              RETIREMENT AGREEMENT

         THIS RETIREMENT AGREEMENT (the "Agreement") is made as of January 14, 2002 between Neose Technologies, Inc., a Delaware corporation (the "Company"), and Edward J. McGuire, Ph.D. ("Employee").

                                   Background

         Employee and the Company have agreed that Employee will retire from the Company effective June 30, 2002 (the "Retirement Date"). The parties are entering into this Agreement to set forth the terms and conditions of Employee's retirement.

                                      Terms

           NOW, THEREFORE, in consideration of the covenants and conditions set forth in this Agreement, the parties, intending to be legally bound, agree as follows:

1. Termination of Employment. Employee's employment with the Company will terminate as of the Retirement Date. Employee hereby confirms that he voluntarily and irrevocably will resign, as of the Retirement Date, any and all positions he holds with the Company, except as set forth in Section 6. Except as expressly provided in this Agreement, all rights and obligations of the Company and Employee with respect to such employment will be effectively terminated on the Retirement Date.

2. Period Through Termination.

         2.1 From the date hereof through the Retirement Date, except as provided in Section 2.2, Employee will remain employed by the Company in his current capacity of Vice President, Research and Development.

         2.2 Employee acknowledges that the Company has begun a search for a successor Vice President, Research and Development. If a successor is hired or appointed by the Company prior to the Retirement Date, Employee will resign as Vice President, Research and Development as of the date of such successor's hire or appointment, but will remain an employee of the Company through the Retirement Date.

3. Rights to Retirement Benefits. Employee understands and acknowledges that, in consideration for signing this Agreement, Employee is receiving rights which he is not otherwise entitled to receive, and that payments made or to be made and benefits provided or to be provided hereunder are in lieu of any and all compensation and benefits due to Employee under the terms of any agreement, arrangement or understanding (whether written or oral) binding upon the Company and Employee.


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4. Payments and Benefits.

         4.1 Annual Retirement Benefit. From and after the Retirement Date, Neose will pay to Employee, or his applicable heirs or personal representatives, an annual retirement benefit, payable bimonthly, less applicable withholding, at the following rates:

             4.1.1 From the Retirement Date, through December 31, 2002, at an annual rate of $175,000.

             4.1.2 From January 1, 2003 through December 31, 2003, at an annual rate of $125,000.

             4.1.3 From January 1, 2004 through December 31, 2006, at an annual rate of $100,000.

         4.2 Benefits.

             4.2.1 During the period within which the Company must make available the purchase of continued health insurance under COBRA (pursuant to Section 4980B of the Internal Revenue Code), such period commencing on the Retirement Date and ending on December 31, 2003, the Company waive payment of any applicable premium otherwise due for any group health continuation coverage elected by the Employee or his or her spouse or dependents under COBRA (29 U.S.C. ss.ss. 1161-1169) to the extent the Company would have paid such premiums for an employee of the Company. Except as expressly provided in this Agreement, Employee shall not be entitled to any benefits provided to employees of the Company after the Retirement Date, other than benefits previously accrued under the terms of the Company's 401(k) or pension plans, if any. Employee specifically acknowledges that he is not entitled to participate after the Retirement Date in any of the Company's benefit plans, including, without limitation, the Company's life insurance, disability insurance or 401(k) or pension plans.

             4.2.2 From the Retirement Date through December 31, 2006, the Company will provide Employee with an office comparable to the offices provided to director-level scientists within the Company.

         4.3 Taxes. Employee will be solely responsible for payment of all federal, state and local taxes in respect of the payments to be made and benefits to be provided to him under this Agreement including, without limitation, under Sections 3 and 5. Employee hereby acknowledges that the Company is responsible for the withholding of income, FICA, FUTA and other payroll taxes, and the Company is authorized to make such withholdings or to require that Employee pay to the Company the amount of any such required withholdings as a condition of any payment or benefit.

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5. Options. All unvested stock options granted to Employee under the Company's
Amended and Restated 1995 Stock Option/Stock Issuance Plan (the "Plan") will vest as of the Retirement Date. The exercise period of all outstanding stock options will be extended through December 31, 2006, but in no event beyond the expiration date of any such option.

6. Consulting Services. From the Retirement Date through December 31, 2006, Employee will be available, up to 10 days per month, on reasonable notice, to provide consulting services to the Company, without further compensation, on research programs, outside research programs, technology assessment, publications, facilities, and other matters requested by senior executives of the Company. In addition, Employee will continue to serve as a member of the Company's Scientific Advisory Board and the Company's GlycoAdvance(TM) Advisory Board without further compensation.

7. Release.

         7.1 In consideration of the foregoing (including without limitation the promises and payments as described in Sections 4 and 5, which are in excess of that to which Employee would have otherwise been entitled upon termination of employment), Employee hereby knowingly, willingly and voluntarily remises, waives, releases and forever discharges the Company and its subsidiaries and affiliates, the directors, officers, employees, advisors and agents of the Company and its subsidiaries and affiliates, and the heirs, executors, administrators, predecessors, successors, joint venture partners, and assigns of such parties (collectively referred to as the "Releasees"), of and from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, claims and demands whatsoever in law or equity which Employee, his heirs, executors, administrators or assigns has, had or may hereafter have against the Releasees or any of them from or by reason of any cause, matter or thing whatsoever from the beginning of his employment with the Company to the Retirement Date, excepting only claims against the Company relating to its obligations under Sections 4 and 5 of this Agreement, and including any claims arising from or relating in any way to his employment relationship with the Company, the termination of that relationship, the terms and conditions of that employment relationship, including, but not limited to, any claims arising under the Age Discrimination in Employment Act, 29 U.S.C. ss. 621 et seq., Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss. 2000e-1 et seq., as amended, the Americans with Disabilities Act, 42 U.S.C. ss.12101 et seq., the Employee Retirement Income Security Act, 29 U.S.C. ss. 1001 et seq., the Family and Medical Leave Act, the Fair Labor Standards Act, and any and all state statutory analogues; and any other any federal or state common law or statutory claims now existing or hereinafter recognized including, but not limited to, claims for breach of contract, defamation, wrongful discharge, intentional and/or negligent infliction of emotional distress, outrageous conduct, invasion of privacy, promissory estoppel and attorney's fees and costs.

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         7.2 Covenant Not to Sue. Employee agrees and covenants that neither he, nor any person, organization, or other entity on his behalf, will file, charge, claim, sue or cause or permit to be filed, charged or claimed, any civil action, suit, or legal proceeding for personal relief (including any action for damages, injunctive, declaratory, monetary, or other relief) against Neose involving any matter occurring at any time in the past up to and including the date of this Separation Agreement and General Release or involving any continuing effects of any acts or practices which may have arisen or occurred prior to the date of this Agreement. Employee further agrees that if any person, organization, or other entity should bring a claim against Neose involving any such matter, Employee will not accept any personal relief in any such action.

8. Confidential Information.

         8.1 Existing Agreement. Employee acknowledges that, upon, and as a condition of, first becoming an employee of the Company, he executed and delivered to the Company the Company's standard form of noncompete and confidentiality agreement, dated April 30, 1992 (the "Confidentiality Agreement"). In consideration of the provisions of this Agreement, Employee (i) is reaffirming the Confidentiality Agreement contemporaneously with the execution of the Agreement, thereby confirming that he is and shall be legally bound by its terms and (ii) acknowledges that the terms of the Confidentiality Agreement are valid, binding and enforceable, and that he is and shall remain legally bound thereby at all times after the Retirement Date regardless of termination of his employment by the Company. Employee agrees that he will provide, and that the Company may similarly provide, a copy of the Confidentiality Agreement to any business or enterprise (i) which he may directly or indirectly own, manage, advise, operate, finance, join, control or participate in the ownership, management, operation, financing or control of or
(ii) with which he may be connected with as an officer, director, advisor, employee, partner, principal, agent, representative, consultant or otherwise, or in connection with which he may use or permit his name to be used.

         8.2 Third Party Information. Employee recognizes that the Company has received from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee shall hold all such confidential or proprietary information in the strictest confidence and shall not disclose it to any person or entity or use it except as consistent with the Company's agreements with such third parties.

9. Time Allowed to Review this Agreement: In compliance with the Older Workers Benefit Protection Act ("OWBPA"), Employee has twenty-one (21) days to consider this Agreement and is hereby advised to consult an attorney prior to signing the Agreement. If Employee signs the Agreement, Employee will have the right to revoke or cancel the Agreement within seven (7) days after Employee signs the Agreement by submitting written notice of revocation to Sandra Keller, Neose Technologies, Inc., 102 Witmer Road, Horsham, PA 19044. If Employee signs the Agreement and does not revoke the Agreement, the Agreement becomes binding, irrevocable, and enforceable at the expiration of such seven (7) day revocation period. Employee is not obligated to sign this Agreement, and refusal to do so will not jeopardize Employee's right to benefits to which Employee is already entitled.

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10. Governing Law. This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of law thereof.

11. Confidentiality. The parties agree that, except as required by law, the terms and conditions of this Agreement shall be kept confidential, and shall not be published, revealed, publicized, communicated, or otherwise made public in any manner or form.

12. No Admission of Liability. This Agreement is not to be construed as an admission of any violation of any federal, state or local statute, ordinance or regulation or of any duty owed by the Company (or any of its agents) to Employee. There have been no such violations, and the Company specifically denies any such violations.

13. Preservation of Privilege. Employee will assist and cooperate with the Company in holding, preserving and not waiving any privilege or protection of the Company, including without limitation the attorney-client privilege and work product doctrine, as to any matter.

14. Section 16 Compliance. Employee represents and confirms that all transactions reportable on Form 3, 4, or 5 under Section 16 of the Securities Exchange Act of 1934, as amended, have been so reported.

15. Notices. All notices that are permitted or required to be given under this Agreement shall be hand-delivered or sent by registered or certified mail, nationally recognized overnight delivery service, or by facsimile to each party at the following addresses:

         If to Neose, to:      Neose Technologies, Inc.
                               102 Witmer Road
                               Horsham, PA  19044
                               Attention:  General Counsel
                               Fax: (215) 441-5896

         If to Employee, to:   Edward J. McGuire, Ph.D.
                               3065 Cloverly Drive
                               Furlong, PA  18925
                               Fax:  _____________

or to such other names or addresses as the Company or Employee, as the case may be, shall designate by notice to the other in the manner specified in this Section.

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16. Miscellaneous.

         16.1 Compensation Committee Approval. This Agreement is conditioned upon, and shall not be effective until, the approval of the Compensation Committee of the Board of Directors of the Company.

         16.2 Entire Agreement. This Agreement supersedes all prior agreements and sets forth the entire understanding among the parties hereto with respect to the subject matter hereof, except that this Agreement shall not supersede and shall be in addition to the Confidentiality Agreement. This Agreement may not be changed, modified, extended or terminated except upon written amendment executed by Employee and approved by the board of directors of the Company and executed on behalf of the Company by a duly authorized officer. Without limitation of the foregoing, Employee and the Company acknowledge that the effect of this provision is that no oral modifications of any nature whatsoever to this Agreement shall be permitted.

         16.3 Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto.

         16.4 Severability. If any provision of this Agreement is held invalid or unenforceable in any jurisdiction, the remaining provisions shall remain in full force and effect.

         16.5 Remedies Cumulative; No Waiver. No remedy conferred upon the Company by this Agreement or the Confidentiality Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Company in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company from time to time and as often as may be deemed expedient or necessary by the Company in its sole discretion.

17. Consultation with Legal Counsel. Employee and the Company acknowledge that no promise or inducement for this Agreement has been made except as set forth herein. Employee acknowledges that this Agreement is executed without Employee's reliance upon any statement or representation by or on behalf of the Company; that Employee has had an opportunity to discuss this Agreement with his attorney, and that Employee is legally competent to and does voluntarily execute this Agreement and accept full responsibility therefor.

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         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have executed this Agreement as of the date first written above.

NEOSE TECHNOLOGIES, INC.



By: /s/ P. Sherrill Neff
    -------------------------------------
    P. Sherrill Neff
    President and Chief Operating Officer


 /s Edward J. McGuire
 ----------------------------------------
Edward J. McGuire, Ph.D.

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